UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 29, 2006
ENCORE ACQUISITION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-16295	75-2759650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Main Street, Suite 1400, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 877-9955
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On March 29, 2006, Encore Acquisition Company, a Delaware corporation (the “Company”), entered into an underwriting agreement with Citigroup Global Markets Inc., relating to the issuance and sale of 4,000,000 shares of the Company’s common stock. The sale was registered under the Securities Act of 1933, as amended, pursuant to the Company's shelf registration statement on Form S-3 (Registration No. 333-117036) and was made pursuant to a prospectus dated June 9, 2004, as supplemented by a prospectus supplement dated March 29, 2006. A copy of the underwriting agreement related to the offering is attached as Exhibit 1.1 to this report and is incorporated herein by reference.
     Citigroup Global Markets Inc. may, from time to time, engage in transactions with and perform services for the Company and its affiliates in the ordinary course of its business. In November 2005, Citigroup Global Markets Inc. acted as sole underwriter in connection with a public offering of the Company’s 7.25% Senior Subordinated Notes due 2017 for which it received customary compensation. Citibank, N.A. is co-documentation agent and a lender under the Company’s revolving credit facility. The Company will use the net proceeds of the common stock offering referred to above to repay indebtedness outstanding under such facility.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.	Exhibit
1.1	Underwriting Agreement, dated March 29, 2006, between Citigroup Global Markets Inc. and the Company

5.1	Opinion of Baker Botts L.L.P.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENCORE ACQUISITION COMPANY

Date: March 31, 2006	By:	/s/ Robert C. Reeves

Robert C. Reeves
Senior Vice President, Chief Accounting Officer Controller and Assistant Corporate Secretary